LEASE AGREEMENT

THIS LEASE made this 1st day of June, 2004 by and between Detto Corporation (hereinafter called Lessee) and VLC ONE, LLC (hereinafter called Lessor).

WITNESSETH:

1. **PREMISES:** Lessor does hereby lease to Lessee those certain premises at 21st Center ("Center" or "center"), commonly known as 14320 NE 21st Street, Suite(s) 11, 12, 13, 14, Bellevue, WA 98007 as shown on Exhibit B attached hereto, being situated upon land described in Exhibit A attached hereto.

2. **TERM:** The term of this Lease shall be for TWO (2) years commencing on the 1st day of July, 2004 and terminating on the 30th day of June, 2006.

3. **RENT:** Lessee covenants and agrees to pay Lessor, at the office of Lessor, 21810 SE 276th Street, Maple Valley, WA 98038 or to such other party or at such other place as Lessor may hereafter designate, monthly base rent in the amount of six thousand seven hundred fifty and 00/100 dollars ($ 6,750.00) in advance on the first day of each month of the Lease term ("Base Rent"). Rent and Additional Rent charges are to be received at the designated address or postmarked by 5:00 PM on the 7th of the month. Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Lessee is not received by Landlord within seven (7) days following the due date, Lessee shall pay to Lessor an additional sum of ten percent (10%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee and in consideration of Lessor's reduction of lease rate over previous years rent. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor. Base Rent and Additional Rent are collectively referred to as "Rent" or "rent".

   Lessor hereby acknowledges receipt of six thousand seven hundred fifty and 00/100 dollars ($6,750.00) for the first month's rent and see paragraph 29 as security deposit.

   Commencing on the first day of each **calendar** year starting with 2005, the monthly rent shall be adjusted based on the percentage change in the Consumer Price Index published by the U.S. Department of Labor for U.S. City Average for all Urban Consumers (1982-84=100) ("CPI"). The percentage change shall be calculated by using the CPI for the month of September in the year preceding the lease commencement date as the denominator of a fraction ("base CPI"). The numerator of the fraction in each year will be the CPI for the month of September in the current **lease** year. To determine the adjusted rent for each calendar year, the resulting fraction shall be multiplied by the initial monthly base rent. In no event shall rent be decreased in any year. For example, assume lessee executes a lease with a commencement date of May, 2001. The base CPI is the index figure for September, 2000. Assume the index as of that date equals 138. Monthly rent will be adjusted starting January 1, 2002. The reference CPI for the first adjustment is September, 2001. Assume that the index figure for the reference date is 141. The resulting

fraction is 141/138 or 1.022. The monthly adjustment is calculated by multiplying $2,212.50 x 1.022. The adjusted monthly base rent equals $2,261.18.

4. **PRORATED EXPENSES**: In addition to the rent provided in paragraph 3, Lessee agrees to pay its prorated share of the costs incurred by Landlord to operate, insure, repair, replace and maintain the Center ("Additional Rent"), which include, but are not limited to: real estate taxes and assessments such as LIDs and street improvements; insurance premiums for building insurance to the full replacement value of the building, loss of rental income, building ordinance coverage and lessor's risk public liability insurance, such insurance coverages to be of a form, kind and coverage amount and with insurers reasonably determined by Landlord; water, sewer, drainage and other Metro charges; reasonable reserves, exterior lights; parking lot/sidewalk cleaning; landscaping; sprinkler supervision and air conditioning maintenance, where provided; and management of the premises.

The Lessee's prorated share of the center's expenses is equal to approximately seventeen percent (17%) which is the ratio of the square feet of the leased premises to the total square feet of net rentable area of the center.

All other items chargeable to a specific tenant, such as gas, telephone, garbage, interior lights, license fees and other governmental charges levied on the operation of Lessee's business on the premises will be paid directly by Lessee before delinquency.

Should there presently be in effect or should there be enacted during the term of this lease any law, statute or ordinance levying any tax (other than Federal or State income taxes) upon rents, Lessee shall pay such tax or reimburse Lessor on demand for any such taxes paid by Lessor.

5. **COMMON AREAS:** If the premises are part of a complex occupied by other tenants, Lessee agrees to conform to Lessor's reasonable rules and regulations pertaining to the parts of the complex that are in common use by tenants.

6. **REPAIRS AND MAINTENANCE:** Premises have been inspected and are accepted by Lessee in their present condition. Lessee shall, at its own expense and at all times, keep the premises neat, clean and in a sanitary condition, and keep and use the premises in accordance with applicable laws, ordinances, rules, regulations and requirements of governmental authorities. Lessee shall permit no waste, damage or injury to the premises; keep all drain pipes free and open; protect water, heating, gas and other pipes to prevent freezing or clogging; repair all leaks and damage caused by leaks; replace all glass in interior and exterior windows and doors of the premises which may become cracked or broken; and remove ice and snow from sidewalks adjoining the premises. Except for the roof, exterior walls (excluding exterior doors and windows) and foundation, which are the responsibility of the Lessor, the Lessee shall make any and all repairs necessary to maintain the premises in as good condition as they now are. Repairs and maintenance of the heating system and heating/air conditioning system, if provided, shall be made by Lessee using a licensed contractor. Lessee shall use chair mats at all desk locations to prevent undue wear of carpet or flooring and shall be responsible to Lessor for any damage caused by Lessee's failure to use such mats.

7. **HAZARDOUS SUBSTANCES:** At its sole cost and expense, Lessee shall comply with any and all applicable laws, rules, regulations and orders relating to the use, storage, disposal, discharge and removal of any hazardous substances. If Lessee fails to do so, Lessor may, but shall not be obligated to, (a) declare a default under this Lease and/or (b) free the premises from the hazardous materials and the cost of the removal shall be paid by Lessee to Lessor on demand.

Lessee hereby agrees to indemnify and hold Lessor free and harmless from all loss, cost, damage (including consequential damages suffered by third-party claimants) or expense (including engineers', consultants' and attorneys' fees and costs, appellate counsel fees, costs incurred in the investigation of the premises and the investigation, defense and settlement of claims) that Lessor may sustain as a result of or in connection with compliance by Lessor with any federal, state or

local laws, rules, regulations or orders relating thereto which arises out of Lessee's failure to comply with its obligations under this paragraph. Lessee's indemnity hereunder shall survive the expiration or termination of this Lease.

Lessee shall promptly notify Lessor if any governmental agency or other entity notifies Lessee that Lessee or the premises may not be in compliance with any laws, rules, regulations or orders pertaining to hazardous substances.

8. **SIGNS:** All signs or symbols placed by Lessee in the windows and the doors of the premises, or upon any exterior part of the building, shall be subject to Lessor's prior written approval. Lessor may demand the removal of signs which are not so approved, and Lessee's failure to comply with said request within forty-eight (48) hours will constitute a breach of this paragraph and will entitle Lessor to terminate this Lease or, in lieu thereof, to cause the sign to be removed and the building repaired at the sole expense of the Lessee. At the termination of this Lease, Lessee will remove all signs placed by it upon the premises, and will repair any damage caused by such removal. All signs must comply with sign ordinances and be placed in accordance with required permits. Lessor retains the right, at Lessor's sole discretion, to change the buildings signage requirements at any time. Placement of Lessee's name on any new directory shall be at Lessee's sole cost.

9. **ALTERATIONS:** After prior written consent of Lessor, Lessee may make alterations, additions and improvements in said premises, at its sole cost and expense. In the performance of such work, Lessee agrees to comply with all laws, ordinances, rules and regulations of any proper public authority, and to save Lessor harmless from damage, loss or expense. Any alterations, additions or improvements to or of said premises, including, but not limited to, walls, paneling and built-in cabinet work, shall become a part of the building and shall be surrendered with the premises. Or, at Lessor's election, upon termination of this Lease, Lessee shall remove such improvements and restore the premises to its original condition not later than the termination date, at Lessee's sole cost and expense. Any improvements not so removed shall be removed at Lessee's expense, provided that Lessee shall pay for any damage caused by such removal.

10. **CONDEMNATION:** In the event a substantial part of the premises is taken or damaged by the right of eminent domain, or purchased by the condemnor in lieu thereof, so as to render the remaining premises economically untenantable, then this Lease shall be cancelled as of the time of taking at the option of either party. In the event of a partial taking which does not render the premises economically untenantable, the rent shall be reduced in direct proportion to the leased premises taken. Lessee shall have no claim to any portion of the compensation for the taking or damaging of the land or building. Nothing herein contained shall prevent the Lessee from his entitlement to negotiate for his own moving costs and his leasehold improvements.

11. **PARKING:** Lessee understands that parking is apportioned in conformity with controlling zoning ordinances and that Lessor shall have the right to make such regulations as Lessor deems desirable for the control of parking automobiles on the real property comprising this center or property under Lessor's control, including the right to designate certain areas for parking of the Lessee, employees of the Lessee, his customers and other Lessees of said buildings.

12. **LIENS AND INSOLVENCY:** Lessee shall keep the premises free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Lessee and shall hold Lessor harmless against the same. In the event that Lessee becomes insolvent or bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Lessee, Lessor may cancel this Lease at his option.

13. **SUBLETTING OR ASSIGNMENT:** Lessee shall not sublet the whole or any part of the premises, nor assign this Lease without the written consent of Lessor, which will not be unreasonably withhold. This Lease shall not be assignable by operation of law.

14. **ACCESS:** Lessor shall have the right to enter the premises at all reasonable times for the purposes of inspection or of making repairs, additions or alterations, and to show the premises to prospective tenants for ninety (90) days prior to the expiration of the Lease term.

15. **POSSESSION:** If for any reason Lessor is unable to deliver possession of the premises at the commencement of the term of the Lease, Lessee may give Lessor written notice of its intention to cancel this Lease if possession is not delivered within thirty (30) days after receipt of such notice by Lessor. Lessor shall not be liable for any damages caused by delay, and Lessee shall not be liable for any rent until such time as Lessor delivers possession. A delay of possession shall not extend the term or the termination date. If Lessor offers possession of the premises prior to the commencement date of the term of this Lease, and if Lessee accepts such early possession, then both parties shall be bound by all of the covenants and terms contained herein, including the payment of rent during such early possession.

16. **DAMAGE OR DESTRUCTION:** Lessee shall notify Lessor promptly of any damage or destruction to the premises from any cause. In the event the premises are rendered untenantable in the whole or in part by fire, the elements or other casualty, Lessor may elect, at his option, not to restore or rebuild the premises and shall notify Lessee, in which event Lessee shall vacate the premises and the Lease shall be terminated; or, in the alternative, Lessor shall notify Lessee, within thirty (30) days after the occurrence of such casualty that Lessor will undertake to rebuild or restore the premises, and that such work can be completed within one hundred eighty (180) days from the date of such notice of intent. If Lessor cannot restore or rebuild the premises within the said one hundred eighty (180) days, then the Lease may be terminated at the Lessee's option by written ten (10) day notice to Lessor. During the period of untenantability, rent shall abate in the same ratio as the portion of the premises rendered untenantable bears to the whole of the premises.

17. **ACCIDENTS AND LIABILITY:** All personal property on the premises shall be at the sole risk of Lessee, and Lessor's insurance does not cover or protect Lessee from loss or damage. Lessor or its agent shall not be liable for any injury or damage to persons or property sustained by Lessee or others in and about the premises. Lessee agrees to defend and hold Lessor and his agents harmless from any claim, action and/or judgment for damages to property or injury to persons suffered or alleged to be suffered on or about the premises by any person, firm or corporation, unless caused by Lessor's negligence.

    Lessee, at its expense, shall procure and maintain in full force and effect Commercial General Liability coverage insurance including contractual liability coverage with limits of not less than One Million Dollars ($1,000,000) single combined limit, insuring against all insurable liability of Lessee with respect to the premises or use or occupancy thereof, and naming Lessor as additional insured. All such comprehensive liability insurance shall specifically insure the performance by Lessee of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property as provided in this Lease. Such coverage shall be placed with companies which have a Best's rating of not lower than A VIII. Lessee shall furnish Lessor a certificate and a copy of the policy indicating that the insurance policy is in full force and effect, that Lessor has been named as an additional insured, and that the policy may not be cancelled unless twenty (20) days' prior written notice of the proposed cancellation has been given to Lessor.

18. **SUBROGATION WAIVER:** Lessor and Lessee each herewith and hereby releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils described in standard fire insurance policies and all perils described in the "Extended Coverage" insurance endorsement approved for use in the state where the premises are located, which occurs in, on or about the premises, whether due to the negligence of either party, their agents, employees or otherwise.

19. DEFAULT AND RE-ENTRY:

19.1 Events of Default. The occurrence of any of the following shall constitute a material breach and default of this Lease by Lessee:

(a) Any failure by Lessee to pay when due any of the rent required to be paid by Lessee hereunder where such failure continues for seven (7) days after the same is due;

(b) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee where such failure continues for twenty (20) days after written notice thereof from Lessor; provided, that if the nature of such default is such that the same cannot with due diligence be cured within said period, Lessee shall not be deemed to be in default if it shall within said period commence such curing and thereafter diligently prosecutes the same to completion;

(c) The abandonment or vacation of the Premises.

19.2 Damages Upon Termination. In the event of any default as aforesaid by Lessee, then in addition to any and all other remedies available to Lessor at law or in equity, Lessor shall have the right to immediately terminate this Lease and all rights of Lessee hereunder by giving written notice to Lessee of its election so to do. If Lessor shall elect to terminate this Lease, then it may recover from Lessee:

(a) The worth at the time of the award of the unpaid rent, assessments and charges payable hereunder which had been earned at the date of such termination; plus

(b) The worth at the time of the award of the amount by which the unpaid rent, assessments and charges which would have been earned after termination and until the time of the award exceeds the amount of such rental loss which Lessee proves could have been reasonably avoided; plus

(c) The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss which Lessee proves could be reasonably avoided; plus

(d) Any other amounts necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations hereunder or which, in the ordinary course of affairs, would likely result therefrom; and

(e) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable Washington law from time to time.

"Worth at the Time." As used in subparagraphs (a) and (b) above, the "worth at the time of the award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (c) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

19.3 Re-Entry Without Termination. If Lessor shall elect to re-enter as above provided or shall take possession of said Premises pursuant to legal proceedings or pursuant to any notice provided by law, and if Lessor has not elected to terminate this Lease, Lessor may either recover all rental as it becomes due or relet the demised Premises or any part of parts thereof for such term or terms and upon such provisions as Lessor, in its sole judgment, may deem advisable and shall have the right to make repairs to and alterations of the demised Premises.

19.4 Application of Rentals Upon Reletting. If Landlord shall elect to relet as aforesaid, then rentals received by Lessor therefrom shall be applied as follows:

(a) To the payment of any indebtedness other than rent due hereunder from Lessee;

(b) To the payment of all costs and expenses incurred by Lessor in connection with such reletting;

(c) To the payment of the cost of any alterations of and repairs to the Premises; and

(d) To the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder.

In no event shall Lessee be entitled to any excess rental received by Lessor over and above that which Lessee is obligated to pay hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable hereunder during that month by Lessee, then Lessee shall pay such deficiency to Lessor forthwith upon demand, and said deficiency shall be calculated and paid monthly. Lessee shall also pay Lessor as soon as ascertained and upon demand, all costs and expenses incurred by Lessor in connection with such reletting and in making any such alterations and repairs which are not covered by the rentals received from such reletting.

19.5 Re-Entry Not Termination. No re-entry or taking possession of the Premises by Lessor under this Paragraph 19 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof be adjudged by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of Lessee's default, Lessor may at any time after such reletting elect to terminate this Lease because of such default.

19.6 Lessor's Right to Damages and Indemnification Preserved. Nothing contained in this Paragraph 19 shall constitute a waiver of Lessor's right to recover damages by reason of Lessor's efforts to mitigate the damages to it caused by Lessee's default; nor shall anything in this Article adversely affect Lessor's right, as in this Lease else-where provided, to indemnification against liability for injury or damage to persons or property occurring prior to a termination of this Lease.

20. REMOVAL OF PROPERTY: In the event of any default aforesaid by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the leased Premises and remove all property and persons therefrom, and any such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Lessee.

21. COST AND ATTORNEY'S FEES: If, by reason of any default or breach on the part of either party in the performance of any of the provisions of this Lease, a legal action is instituted, the losing party agrees to pay all reasonable costs and attorney's fees in connection therewith. It is agreed that the venue of any legal action brought under the terms of this lease may be in the county in which the premises are situated.

22. SUBORDINATION: Lessee agrees that this Lease shall be subordinate to any mortgages or deeds of trust placed on the property comprising this center, and agrees to execute any and all documents necessary to effectuate said subordination within twenty (20) days after delivery of such documents to Lessee. Any such subordination shall be subject to the condition that such mortgagee or beneficiary enters into a written agreement with Lessee, in recordable form, binding upon the successors and assigns of the parties thereto, by the terms of which such mortgagee or beneficiary agrees not to disturb the possession and other rights of Lessee under this Lease so long as Lessee continues to perform its obligations hereunder.

23. NO WAIVER OF COVENANTS: Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar breach. This Lease contains all the agreements between the parties, and there shall be no modification of the agreements contained herein except by written instrument.

24. SURRENDER OF PREMISES: Lessee agrees, upon termination of this Lease, to peacefully quit and surrender the premises without notice, leave the premises neat and clean, in the condition required by Paragraph 9, and deliver all keys to the premises to Lessor.

25. HOLDING OVER: If Lessee, with the written consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein except that the tenancy shall be from month to month.

26. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS: The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

27. USE: Lessee shall use the premises for the purposes of office and warehouse for software development and related computer and internet services and for no other purposes, without written consent of Lessor. In the event Lessee's use of the premises increases the fire and extended coverage or liability insurance rates on the building of which the premises are a part, Lessee agrees to pay for such increase.

28. NOTICE: All notices to be given by the parties hereto shall be in writing and may be either served personally or may be deposited in the United States mail, postage prepaid, by either registered or certified mail. Notices to be given to Lessor shall be addressed to Lessor at 21810 SE 276th Street, Maple Valley, WA 98038. Notices to be given to Lessee should be addressed to Lessee at the leased premises.

29. SECURITY DEPOSIT: Upon execution of this Lease, Lessee shall deposit with Lessor the sum of one thousand two hundred ninety-five and 24/100 dollars ($1,295.24) to restore Lessee's Security Deposit to eight thousand four hundred thirty seven and 50/100 dollars ($8,437.50) as guarantee of Lessee's faithful performance of the terms, covenants and conditions of this Lease.

If Lessee defaults with respect to any provisions of this Lease, Lessor may deduct from the Security Deposit the amount(s) needed to compensate Lessor for any expenses which Lessor may incur by reason of Lessee's default. Lessor shall not be required to keep this Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on such Deposit. If Lessee fully and faithfully performs every provision of this Lease, the Security Deposit or any balance thereof shall be returned to Lessee within two weeks after vacation of the premises.

30. OUTSIDE STORAGE AND PARKING: No outside storage of any kind is permitted and all of Lessee's property shall, at all times, be maintained within the confines of Lessee's premises. Lessee shall be responsible for removal of all of Lessee's debris and the same shall not be stored or placed on the exterior of the leased premises or anywhere else at the center. Lessee shall not cause nor permit unsightly conditions. No vehicles or other items of any kind shall be stored on or about the parking areas. Vehicles shall not be permitted to remain in the parking areas for more than seventy-two (72) consecutive hours, after which time Lessor shall have the right to cause said vehicles to be removed from the parking areas at Lessee's sole cost and expense.

31. SMOKING: This center is a no-smoking facility. All smoking must be done outside and cigarettes must be disposed of in a covered, fire retardant container. Smoking outside may not, under any circumstances, expose other tenants and their guests to smoke and odors they may find offensive.

32. INTEREST. Any unpaid rent and any other sums due and payable hereunder by Lessee shall bear interest at the maximum lawful rate per annum from the due date and until payment thereof.

33. "RENT" and "RENTAL." The terms "rent" and "rental" as used herein and elsewhere in this Lease shall be deemed to be and mean the minimum rent, all additional rents, rental adjustments, taxes and utilities, and any and all other sums, however designated, required to be paid by Lessee hereunder.

34. ENTIRE AGREEMENT: This document contains the entire and integrated agreement of the parties and may not be modified except in writing and signed by both parties.

35. INTERPRETATION: This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

36. LIMITATION OF LIABILITY: The obligations of Landlord under this Lease do not constitute personal obligations of the individual members of the entity which is Landlord, and Tenant shall look solely to Landlord's interest in the property of which the Premises is part, including but not limited to, all rents, sale, insurance and other proceeds therefrom or related thereto, and to no other assets of Landlord or the members of Landlord or the officers, directors, trustees, employees, or agents of Landlord, for satisfaction of any liability with respect to this Lease. Tenant shall not take any action against, or institute any proceedings against any individual member or against the assets of any individual member, by virtue of Landlord's execution of this Lease or by virtue of the failure of Landlord to perform any of its duties or obligations under this Lease.

37. RIDERS: Riders, if any, attached hereto, are made a part of this Lease by reference. The entire deposit held by Landlord shall be credited to this lease.

38. TIME IS OF THE ESSENCE OF THIS LEASE.

39. ADDITIONAL TERMS: ____
____
____

39. CORPORATE SIGNATURE: If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with its terms. If Lessee is a corporation, Lessee shall within thirty (30) days after executing this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

LESSEE:

______________________________ ______________________________

STATE of ______________________)
)ss.
COUNTY of _____________________)

On this day personally appeared before me ______________________________ known to me to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he/she signed the same as his/her free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this ______ day of ______________________________, 20____.

____
Notary Public in and for the State of ______________
Residing at ____________________. My commission expires ____________________.

Lessor: ______________________________________
VLC ONE, LLC, By: Roger T. White, Manager

STATE of ______________________________)
)ss.
COUNTY of _____________________________)

On this day personally appeared before me ____ known to me to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he/she signed the same as his/her free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this ______ day of ______________________________, 20____.

____
Notary Public in and for the State of ______________
Residing at ____________________. My commission expires ____________________.

EXHIBIT B



56'-0"
140'-0"
-14340-
NE 21ST
TYP.
OFFICE & TOILET
54'-0"
35'-0"
LOWER LEVEL PARKING LOT
UPPER LEVEL PARKING LOT
310'-0"
OVERHANG
8 x 30'-0"
TYP.
OFFICE & TOILET
14320
NE 21ST
PARKING EXCEPT IN FRONT OF OVERHEAD DOORS
PARKING EXCEPT IN FRONT OF OVERHEAD DOORS
35'-0"
NE 21ST STREET

SITE PLAN OF 21ST CENTER
14320 & 14340 NE 21ST
BELLEVUE

EXHIBIT A

LEGAL DESCRIPTION FOR 21ST CENTER

Lot 1 of Short Plat No. 79-73, as recorded under King County Recording No. 7912319004, being a portion of the East 408.95 feet of the South half of the North 2/5 of the West half of the Northeast quarter of Section 27, Township 25 North, Range 5 East W.M., in King County, Washington;

EXCEPT the West 100 feet of the East 408.95 feet of the South 400 feet of the North 1056 feet;

AND EXCEPT the East 115 feet of the South 380 feet;

AND EXCEPT that portion conveyed to King County by Recording No. 817284 for road, records of King County, Washington;

AND EXCEPT that portion condemned by the State of Washington for SR 520 in King County Superior Court Cause No. 735663.

EXHIBIT B



56'-0"
140'-0"
14340
NE 21ST
TYP.
OFFICE & TOILET
54'-0"
35'-0"
LOWER LEVEL PARKING LOT
UPPER LEVEL PARKING LOT
OVERHANG
8 x 30'-0"
310'-0"
TYP.
OFFICE & TOILET
14320
NE 21ST
PARKING EXCEPT IN FRONT OF OVERHEAD DOORS
PARKING EXCEPT IN FRONT OF OVERHEAD DOORS
35'-0"
NE-21ST STREET

SITE PLAN OF 21ST CENTER
14320 & 14340 NE 21ST
BELLEVUE